 EMPLOYMENT AGREEMENT


 This Employment Agreement (this "Agreement") is made effective as of June 22, 1999, by and between Bookdigital.com Inc., ("the Employer"), of 5 Bayberry Drive, Princeton, NJ 08540, and Don L. Rose, ("the Employee"), of 5 Groton Drive, Port Jefferson Station,
NY  11776.

 A. Employer is engaged in the business of  Internet commerce

 B. Employer desires to have the services of the Employee.

 C. Employee is willing to be employed by Employer.

 Therefore, the parties agree as follows:

 1.  EMPLOYMENT. Employee shall provide to Employer  the following services:
Serve as Chief Executive Officer (CEO) of Bookdigital.com Inc. and perform all duties incumbant in that role, including, but not limited to: Development of Bookdigital's web site and Ecommerce business and oversee the upcoming public offering of Bookdigital's common stock.

 2.  BEST EFFORTS OF EMPLOYEE.   Employee agrees to perform faithfully,
industriously, and to the best of Employee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Employer. Such duties shall be provided at such place(s) as the needs, business, or opportunities of the Employer may require from time to time.

 3.  COMPENSATION OF EMPLOYEE.   As compensation for the services provided by
Employee under this Agreement, Employer will pay Employee an annual salary of $ 85,000.00 payable in monthly installments payable on the first day of each month. In addition, Employer will pay Employee a bonus of $ 20,000.00 upon signing of this contract. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid. Accrued vacation will be paid in accordance with state law and the Employer's customary procedures.

 4.  REIMBURSEMENT FOR EXPENSES IN ACCORDANCE WITH EMPLOYER
POLICY.   The Employer will reimburse Employee for  "out-of-pocket" expenses in accordance with Employer policies in effect from time to time.

 5.  CONFIDENTIALITY.   Employee recognizes that Employer has and will have
information regarding the following:
 - inventions
 - products
 - apparatus
 - future plans
 - business affairs
 - processes
 - trade secrets
 - technical matters
 - customer lists
 - product design
 - copyrights

 and other vital information (collectively, "Information") which are valuable, special and unique assets of Employer. Employee agrees that the Employee will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the Employer. Employee will protect the Information and treat it as strictly confidential. A violation by Employee of this paragraph shall be a material violation of this Agreement and will justify legal and/or equitable relief.

 6. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Agreement shall remain in full force and effect for a 2 year period after the termination of Employee's employment.

 7. NON-COMPETE AGREEMENT. Recognizing that the various items of Information are special and unique assets of the company, Employee agrees and covenants that for a period of 1 year following the termination of this Agreement, whether such termination is voluntary or involuntary, Employee will not directly or indirectly engage in any business competitive with Employer. This covenant shall apply to the geographical area that includes Northeast area of the United States Directly or indirectly engaging in any competitive business includes, but is not limited to, (i) engaging in a business as owner, partner, or agent, (ii) becoming an employee of any third party that is engaged in such business, (iii) becoming interested directly or indirectly in any such business, or (iv) soliciting any customer of Employer for the benefit of a third party that is engaged in such business. Employee agrees that this non-compete provision will not adversely affect the Employee's livelihood.

8.  TERM/TERMINATION.   Employee's employment under this Agreement shall be for
1 year, beginning on June 16, 1999. This Agreement may be terminated by either party upon 60 days written notice. If Employer shall so terminate this Agreement, Employee shall be entitled to compensation for 30 days, unless the Employee is in violation of this Agreement. If Employee is in violation of this Agreement, Employer may terminate employment without notice and with compensation to Employee only to the date of such termination. The compensation paid under this Agreement shall be the Employee's exclusive remedy.

 9.  COMPLIANCE WITH EMPLOYER'S RULES.   Employee agrees to comply with all of
the rules and regulations of Employer.

 10.  RETURN OF PROPERTY.   Upon termination of this Agreement, the Employee
shall deliver all property (including keys, records, notes, data, memoranda, models, and equipment) that is in the Employee's possession or under the Employee's control which is Employer's property or related to Employer's business. Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by the Employee.

 11.  NOTICES.   All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:


 Employer:

 Bookdigital.com Inc.
 5 Bayberry Drive
 Princeton,  NJ  08540


 Employee:

 Don L. Rose
 5 Groton Drive
 Port Jefferson Station,  NY  11776

 Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

 12.  ENTIRE AGREEMENT.   This Agreement contains the entire agreement of the
parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

 13.  AMENDMENT.   This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

 14.  SEVERABILITY.   If any provisions of this Agreement shall be held to be
invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

 15.  WAIVER OF CONTRACTUAL RIGHT.   The failure of either party to enforce any
provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

16.  APPLICABLE LAW.   This Agreement shall be governed by the laws of the State
of  New York.


 Employer:

 Bookdigital.com Inc.



 By:         ____________________________________________________
   Zahra Yamani
   President



 AGREED TO AND ACCEPTED.

 Employee:



 By:         ____________________________________________________
   Don L. Rose


 EXHIBIT A
 Description of Services

 Serve as Chief Executive Officer (CEO) of Bookdigital.com Inc. and perform all duties incumbant in that role, including, but not limited to: Development of Bookdigital's web site and
Ecommerce business and oversee the upcoming public offering of Bookdigital's common stock.

Initials:______

 EMPLOYMENT AGREEMENT


 This Employment Agreement (this "Agreement") is made effective as of June 1, 1999, by and between Bookdigital.com Inc., ("the Employer"), of 5 Bayberry Drive, Princeton, NJ 08540, and Susan Schuler, ("the Employee"), of 8 Elmwynd Drive, Allentown, New Jersey 08501.

 A. Employer is engaged in the business of  Internet  and Web based commerce

 B. Employer desires to have the services of the Employee.

 C. Employee is willing to be employed by Employer.

 Therefore, the parties agree as follows:

 1. EMPLOYMENT. Employer shall employ Employee as a Secretary to maintain the records of the Company and assist in the daily operations of the Company. Employee accepts and agrees to such employment, subject to the general supervision, advice and direction of Employer and the Employer's supervisory personnel. Employee may also perform (I) such other duties as are customarily performed by an employee in a similar position, and (ii) such other and unrelated services and duties as may be assigned to Employee from time to time.

 2.  BEST EFFORTS OF EMPLOYEE.   Employee agrees to perform faithfully,
industriously, and to the best of Employee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Employer. Such duties shall be provided at such place(s) as the needs, business, or opportunities of the Employer may require from time to time.

 3.  COMPENSATION OF EMPLOYEE.   As compensation for the services provided by
Employee under this Agreement, Employer will pay Employee an annual salary of $ 40,000.00 payable in monthly installments payable on the first day and the fifteenth day of each month. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid.
Accrued vacation will be paid in accordance with state law and the Employer's customary procedures.

 4.  REIMBURSEMENT FOR EXPENSES IN ACCORDANCE WITH EMPLOYER POLICY.   The
Employer will reimburse Employee for "out-of-pocket" expenses in accordance with Employer policies in effect from time to time.

5. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Employee shall provide Employer with all information, suggestions, and recommendations regarding Employer's business, of which Employee has knowledge that will be of benefit to Employer.

6. CONFIDENTIALITY.   Employee recognizes that Employer has and will have
information regarding the following:
 - inventions
 - products
- prices
- costs
- future plans
 - business affairs
 - processes
 - trade secrets
 - technical matters
 - customer lists
 - product design
 - copyrights

 and other vital information (collectively, "Information") which are valuable, special and unique assets of Employer. Employee agrees that the Employee will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the Employer. Employee will protect the Information and treat it as strictly confidential. A violation by Employee of this paragraph shall be a material violation of this Agreement and will justify legal and/or equitable relief.

 7. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Agreement shall remain in full force and effect for a 2 year period after the termination of Employee's employment.

 8. NON-COMPETE AGREEMENT. Recognizing that the various items of Information are special and unique assets of the company, Employee agrees and covenants that for a period of 1 year following the termination of this Agreement, whether such termination is voluntary or involuntary, Employee will not directly or indirectly engage in any business competitive with Employer. This covenant shall apply to the geographical area that includes the area within a 200 mile radius of New York City Directly or indirectly engaging in any competitive business includes, but is not limited to, (i) engaging in a business as owner, partner, or agent,
(ii) becoming an employee of any third party that is engaged in such business,
(iii) becoming interested directly or indirectly in any such business, or (iv) soliciting any customer of Employer for the benefit of a third party that is engaged in such business. Employee agrees that this non-compete provision will not adversely affect the Employee's livelihood.

9.  TERM/TERMINATION.   Employee's employment under this Agreement shall be for
1 year, beginning on June 1, 1999. This Agreement may be terminated by either party upon 30 days written notice. If Employer shall so terminate this Agreement, Employee shall be entitled to compensation for 30 days, unless the Employee is in violation of this Agreement. If Employee is in violation of this Agreement, Employer may terminate employment without notice and with compensation to Employee only to the date of such termination. The compensation paid under this Agreement shall be the Employee's exclusive remedy.

 10.  COMPLIANCE WITH EMPLOYER'S RULES.   Employee agrees to comply with all of
the rules and regulations of Employer.

 11.  RETURN OF PROPERTY.   Upon termination of this Agreement, the Employee
shall deliver all property (including keys, records, notes, data, memoranda, models, and equipment) that is in the Employee's possession or under the Employee's control which is Employer's property or related to Employer's business. Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by the Employee.

 12.  NOTICES.   All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:


 Employer:

 Bookdigital.com Inc.
 5 Bayberry Drive
 Princeton,  NJ  08540


 Employee:

 Susan Schuler
 8 Elmwynd Drive
 Allentown, New Jersey 08501

 Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

 13.  ENTIRE AGREEMENT.   This Agreement contains the entire agreement of the
parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

 14.  AMENDMENT.   This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

 15.  SEVERABILITY.   If any provisions of this Agreement shall be held to be
invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

 16.  WAIVER OF CONTRACTUAL RIGHT.   The failure of either party to enforce any
provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.


17.  APPLICABLE LAW.   This Agreement shall be governed by the laws of the State
of  New York.


 Employer:

 Bookdigital.com Inc.



 By:         ____________________________________________________
   Zahra Yamani
   President



 AGREED TO AND ACCEPTED.

 Employee:



 By:         ____________________________________________________
   Susan Schuler


 EXHIBIT A
 Description of Services

 Maintain the books of the Company and assist in the operations of the Company as required.

Initials:______
[TEXT]

 EMPLOYMENT AGREEMENT


 This Employment Agreement (this "Agreement") is made effective as of June 1, 1999, by and between Bookdigital.com Inc., ("the Employer"), of 5 Bayberry Drive, Princeton, NJ 08540, and Zahra Yamani, ("the Employee"), of 321 Bloor Street West, Toronto, Ontario M55155, Canada.

 A. Employer is engaged in the business of  Internet  and Web based commerce

 B. Employer desires to have the services of the Employee.

 C. Employee is willing to be employed by Employer.

 Therefore, the parties agree as follows:

 1. EMPLOYMENT. Employer shall employ Employee as a President to Develop the Ecommerce business of the Company and develop and implement the long-term strategy for the Company Employee accepts and agrees to such employment, subject to the general supervision, advice and direction of Employer and the Employer's supervisory personnel. Employee may also perform (I) such other duties as are customarily performed by an employee in a similar position, and (ii) such other and unrelated services and duties as may be assigned to Employee from time to time.

 2.  BEST EFFORTS OF EMPLOYEE.   Employee agrees to perform faithfully,
industriously, and to the best of Employee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Employer. Such duties shall be provided at such place(s) as the needs, business, or opportunities of the Employer may require from time to time.

 3.  COMPENSATION OF EMPLOYEE.   As compensation for the services provided by
Employee under this Agreement, Employer will pay Employee a one-time signing bonus of $20,000.00 and an annual salary of $ 75,000.00 payable in monthly installments payable on the first day and the fifteenth day of each month. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid. Accrued vacation will be paid in accordance with state law and the Employer's customary procedures.

 4.  REIMBURSEMENT FOR EXPENSES IN ACCORDANCE WITH EMPLOYER POLICY.   The
Employer will reimburse Employee for "out-of-pocket" expenses in accordance with Employer policies in effect from time to time.

5. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Employee shall provide Employer with all information, suggestions, and recommendations regarding Employer's business, of which Employee has knowledge that will be of benefit to Employer.
6. CONFIDENTIALITY.   Employee recognizes that Employer has and will have
information regarding the following:
 - inventions
 - products
- prices
- costs
- future plans
 - business affairs
 - processes
 - trade secrets
 - technical matters
 - customer lists
 - product design
 - copyrights

 and other vital information (collectively, "Information") which are valuable, special and unique assets of Employer. Employee agrees that the Employee will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the Employer. Employee will protect the Information and treat it as strictly confidential. A violation by Employee of this paragraph shall be a material violation of this Agreement and will justify legal and/or equitable relief.

 7. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Agreement shall remain in full force and effect for a 2 year period after the termination of Employee's employment.

8. NON-COMPETE AGREEMENT. Recognizing that the various items of Information are special and unique assets of the company, Employee agrees and covenants that for a period of 1 year following the termination of this Agreement, whether such termination is voluntary or involuntary, Employee will not directly or indirectly engage in any business competitive with Employer. This covenant shall apply to the geographical area that includes the area within a 200 mile radius of New York City Directly or indirectly engaging in any competitive business includes, but is not limited to, (i) engaging in a business as owner, partner, or agent,
(ii) becoming an employee of any third party that is engaged in such business,
(iii) becoming interested directly or indirectly in any such business, or (iv) soliciting any customer of Employer for the benefit of a third party that is engaged in such business. Employee agrees that this non-compete provision will not adversely affect the Employee's livelihood.

9.  TERM/TERMINATION.   Employee's employment under this Agreement shall be for
1 year, beginning on June 1, 1999. This Agreement may be terminated by either party upon 30 days written notice. If Employer shall so terminate this Agreement, Employee shall be entitled to compensation for 30 days, unless the Employee is in violation of this Agreement. If Employee is in violation of this Agreement, Employer may terminate employment without notice and with compensation to Employee only to the date of such termination. The compensation paid under this Agreement shall be the Employee's exclusive remedy.

 10.  COMPLIANCE WITH EMPLOYER'S RULES.   Employee agrees to comply with all of
the rules and regulations of Employer.

 11.  RETURN OF PROPERTY.   Upon termination of this Agreement, the Employee
shall deliver all property (including keys, records, notes, data, memoranda, models, and equipment) that is in the Employee's possession or under the Employee's control which is Employer's property or related to Employer's business. Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by the Employee.

 12.  NOTICES.   All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:


 Employer:

 Bookdigital.com Inc.
 5 Bayberry Drive
 Princeton,  NJ  08540


 Employee:

 Zahra Yamani
 321 Bloor Street West
 Toronto, Ontario M55155
 Canada

 Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

 13.  ENTIRE AGREEMENT.   This Agreement contains the entire agreement of the
parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

 14.  AMENDMENT.   This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

 15.  SEVERABILITY.   If any provisions of this Agreement shall be held to be
invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

 16.  WAIVER OF CONTRACTUAL RIGHT.   The failure of either party to enforce any
provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.


17.  APPLICABLE LAW.   This Agreement shall be governed by the laws of the State
of  New York.


 Employer:

 Bookdigital.com Inc.



 By:         ____________________________________________________
   David Blechman



 AGREED TO AND ACCEPTED.

 Employee:



 By:         ____________________________________________________
   Zahra Yamani


 EXHIBIT A
 Description of Services

 Develop the Ecommerce business of the Company and develop and implement the long-term strategy for the Company.

Initials:______